UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________________

FORM 8-K

_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2024 (May 22, 2024)

SIRIUS XM HOLDINGS INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34295	38-3916511
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1221 Avenue of the Americas, 35th Fl., New York, NY	10020
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 584-5100
N/A
(Former Name or Former Address, if Changed Since Last Report)

_____________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SIRI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 22, 2024, we held our 2024 Annual Meeting of Stockholders (the “2024 Annual Meeting”). At the 2024 Annual Meeting, stockholders voted on the matters disclosed in our Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 8, 2024 in connection with the 2024 Annual Meeting. The final voting results for the matters submitted to a vote of stockholders are as follows:

Item 1 – Election of Directors

At the 2024 Annual Meeting, the holders of our common stock elected the persons listed below as directors.

	Votes Cast For	Votes Withheld	Broker Non-Votes

David A. Blau	3,381,774,362	77,779,231	203,016,064
Eddy W. Hartenstein	3,439,192,742	20,360,851	203,016,064
Robin P. Hickenlooper	3,381,564,198	77,989,395	203,016,064
James P. Holden	3,441,183,248	18,370,345	203,016,064
Gregory B. Maffei	3,359,545,259	100,008,334	203,016,064
Evan D. Malone	3,432,945,378	26,608,215	203,016,064
James E. Meyer	3,377,560,261	81,993,332	203,016,064
Jonelle Procope	3,431,616,567	27,937,026	203,016,064
Michael Rapino	3,446,885,265	12,668,328	203,016,064
Kristina M. Salen	3,449,788,606	9,764,987	203,016,064
Carl E. Vogel	3,438,967,425	20,586,168	203,016,064
Jennifer C. Witz	3,445,463,569	14,090,024	203,016,064
David M. Zaslav	3,398,449,884	61,103,709	203,016,064

Item 2 – Ratification of Appointment of KPMG LLP as Our Independent Registered Public Accountants for 2024

The holders of our common stock ratified the appointment of KPMG LLP as our independent registered public accountants for 2024.

Votes Cast For	Votes Cast Against	Abstentions
3,638,407,181	14,508,440	9,654,036

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SIRIUS XM HOLDINGS INC.

By: /s/ Patrick L. Donnelly

Patrick L. Donnelly

Executive Vice President, General

Counsel and Secretary

Dated: May 23, 2024